EXHIBIT 3

                                     BY-LAWS

                                       OF

                             PLAYTEX PRODUCTS, INC.

                                    ARTICLE I

OFFICES

            Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

            Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

MEETINGS OF STOCKHOLDERS

            Section 1. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

            Section 2. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

            Section 3. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed

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for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

            Section 4. (a) In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless otherwise expressly provided in the Certificate of Incorporation or these By-Laws.

            (b) Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, unless otherwise expressly provided in the Certificate of Incorporation or these By-Laws.

            (c) Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or series or classes or series present or represented by proxy at the meeting shall be the act of such class or series or classes or series.

            Section 5. At each meeting of the Stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such Stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board of Directors as provided in Article V, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.

            Section 6. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

            Section 7. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail,

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postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

            Section 8. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

            Section 9. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

            Section 10. (a) From the Closing until the Termination Date, at any annual or special meeting of stockholders, persons who are nominated for election as directors by stockholders ("stockholder nominees") shall only be considered for election if such stockholder nominees are nominated in accordance with the terms of this paragraph. All nominations of stockholder nominees must be made by written notice given by or on behalf of a stockholder of record of the corporation (the "Notice of Nomination"). The Notice of Nomination must be delivered personally to, or mailed to, and received at the principal executive office of the corporation, addressed to the attention of the Secretary, no later than ten days after the first date of public disclosure by the Company of the date of the annual meeting or special meeting of stockholders; PROVIDED, HOWEVER, that such Notice of Nomination shall not be required to be given more than sixty (60) days prior to an annual or special meeting of stockholders. For purposes of this Section 10(a), disclosure shall be deemed to be first made when disclosure of such date of the annual meeting or special meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor thereto. Such Notice of Nomination shall set forth (i) the name and address of the person proposing to make nominations, (ii) the class and number of shares of capital stock held of record, held beneficially and represented by proxy held by such person as of the record date for the meeting and as of the date of such Notice of Nomination, (iii) all information regarding each stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange

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Commission pursuant to Section 14 of the Exchange Act, or any successor thereto, and the written consent of each such stockholder nominee to serve if elected, and (iv) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor thereto. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting, that any proposed nomination of a stockholder nominee was not made in accordance with the foregoing procedures and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

            (b) "Termination Date" means the first date on which no party is contractually obligated to vote for nominees for director under the Stock Purchase Agreement, dated as of March 17, 1995, among the corporation, HWH Capital Partners, L.P., HWH Valentine Partners, L.P. and HWH Surplus Valentine Partners, L.P. (as such agreement may be amended, restated or otherwise modified, the "Stock Purchase Agreement"). "Closing" means the consummation of the sale and purchase of common stock under the Stock Purchase Agreement.

                                   ARTICLE III

DIRECTORS

            Section 1. The number of directors which shall constitute the whole Board shall not be less than one (l) nor more than fifteen (15). The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or By-Laws, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented thereat. Notwithstanding the foregoing provisions of this paragraph, from the Closing until the Termination Date (as defined in Article II, Section 10 (b), the number of directors which shall constitute the whole Board shall be an odd number that is not less than nine (9) nor more than fifteen (15).

            Section 2. Except as provided for in Sections 14 and 15 of this
Article III, vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

            Section 3. The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of

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Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

            Section 4. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

            Section 5. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

            Section 6. Special meetings of the Board of Directors may be called by the President on forty-eight hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of the sole director.

            Section 7. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

            Section 8. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

            Section 9. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS

            Section 10. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as

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alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

            Section 11. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

            Section 12. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

INDEMNIFICATION

            Section 13.1. RIGHT TO INDEMNIFICATION. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney's fees) reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

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            Section 13.2. PREPAYMENT OF EXPENSES. The corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

            Section 13.3. CLAIMS. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

            Section 13.4. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article III shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

            Section 13.5 OTHER INDEMNIFICATION. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

            Section 13.6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article III shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

PURCHASER NOMINATING COMMITTEE

            Section 14. (a) From the Closing until the Termination Date, a committee of the Board of Directors shall be constituted and designated as the "Purchaser Nominating Committee", which committee shall consist of those members of the Board of Directors who both (i) were specified in Section 3.1.4(A) of the Stock Purchase Agreement, were nominated for election as directors in accordance with Section 14(b) of this Article III, or were elected in accordance with
Section 14(c) of this Article III (the "Purchaser Directors") and (ii) are Obligated Parties or Affiliates of any Obligated Parties or who are directors, officers or employees of any Obligated Party or any of its Affiliates. "Obligated Party" means any person or persons contractually obligated under the Stock Purchase Agreement to vote for nominees for election as directors of the corporation. An "Affiliate" of a specified person means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is

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under common control with, the person specified. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

            (b) From the Closing until the Termination Date, the Purchaser Nominating Committee shall exclusively have and exercise all power and authority of the Board of Directors in respect of nominating, on behalf of the Board of Directors, a number of nominees for election as directors, at any meeting of stockholders of the corporation at which one or more directors are to be elected or by written consent of the stockholders, which (when added to the number of continuing directors who are not then subject to election and who are Purchaser Directors) is equal to the smallest number that constitutes a majority of the total number of directors of the corporation as set in accordance with Section 1 of this Article III (a "Simple Majority of the Board of Directors"). In the event that the Board of Directors solicits proxies from the stockholders of the corporation for the election of any directors at any meeting of stockholders or for any written consent of stockholders pursuant to this Section 14(b), then the Board of Directors shall solicit proxies for the election at such meeting or by such written consent of the persons nominated by the Purchaser Nominating Committee pursuant to the immediately preceding sentence.

            (c) From the Closing until the Termination Date, the Purchaser Nominating Committee shall exclusively have and exercise all power and authority of the Board of Directors in respect of filling (i) any vacancy occurring in a directorship which was held by Purchaser Director or (ii) any newly created directorship that results from increasing the size of the Board of Directors (but only to the extent that the number of any such newly created directorships, when added to the number of continuing directors who are Purchaser Directors, equals a Simple Majority of the Board of Directors); PROVIDED, HOWEVER, that if there are no members of the Purchaser Nominating Committee, then such vacancy or newly created directorship will be filled by a majority of the Purchaser Directors and, if there are no Purchaser Directors to fill any such vacancy or newly created directorship, then a special meeting of the stockholders shall be called as soon as practicable and the stockholders shall have and exercise power to fill any and all such vacancies or newly created directorships then existing.

NON-PURCHASER NOMINATING COMMITTEE

            Section 15. (a) From the Closing until the Termination Date, a committee of the Board of Directors shall be constituted and designated as the "Non-Purchaser Nominating Committee" which committee shall consist of the members of the Board of Directors who are not Purchaser Directors (the "Non-Purchaser Directors").

            (b) (A) From the Closing until the Termination Date, at least two of the Non-Purchaser Directors shall be Unaffiliated Persons (one of whom must be qualified under New York Stock Exchange rules and policies to sit on the audit committee of the corporation) and at least two of the Non-Purchaser Directors shall be executive officers of the corporation (as defined in Regulation 405 promulgated under the Securities Act of 1933, as amended, or any successor thereto, for purposes of this Section 15), one of whom shall be the chief

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executive officer of the corporation (or the person acting in such capacity).
"Unaffiliated Person" means any Person (i) who is not an Obligated Party, (ii) who is not a partner or an Affiliate of any Obligated Party, (iii) who is not a director, officer or employee of any Obligated Party, any of their partners or any of their Affiliates, (iv) who is not an officer or employee of the corporation, and (v) who does not have a material business relationship with any Obligated Party, or any of their Affiliates.

                  (B) From the Effective Date until the earlier of (1) the date upon which the Principal Stockholder and its affiliates holds, in the aggregate, less than 11% of the outstanding shares of common stock of the Company or (2) the tenth anniversary of the Effective Date, two of the Non-Purchaser Directors shall be Designated Directors, PROVIDED, that each of the Designated Directors shall be either (a) a partner of BLUM Capital Partners, L.P., or (b) approved by a majority of the members of the Board, which approval shall not be unreasonably withheld. The "Effective Date" shall have the meaning given to that term in the Amended and Restated Stockholders Agreement, dated as of September 3, 1998, among the Company, and RCBA PLAYTEX, L.P. (the "Principal Stockholder") and RCBA Strategic Partners, L.P. (the "Fund"). The "Designated Directors" means one Director designated by the Principal Stockholder and one Director designated by the Fund.

                  (C) From the Closing until the Termination Date, the Non-Purchaser Nominating Committee shall exclusively have and exercise all power and authority of the Board of Directors in respect of nominating, on behalf of the Board of Directors, a number of nominees for election as directors at any meeting of stockholders of the corporation at which one or more directors are to be elected or by written consent of the stockholders, which (when added to the number of continuing directors who are not then subject to election and who are Non-Purchaser Directors but who are not executive officers of the corporation) is equal to (i) the total number of directors of the corporation as set in accordance with Section 1 of this Article III less (ii) a Simple Majority of the Board of Directors and the number of Non-Purchaser Directors who are executive officers. Through December 31, 1997, if the Non-Purchaser Nominating Committee is unable to agree to nominate persons for any one or more of the board seats governed by this Section 15(c), then (x) if any Non-Purchaser Director currently holding any such board seat is willing to continue to serve as a director, each such Non-Purchaser Director shall be the nominee for each such board seat and
(y) if any Non-Purchaser Director currently holding any such board seat is unwilling to continue to serve as a director, the nominee for such seat shall be chosen by a majority of the other members of the Non-Purchaser Nominating Committee who are either (i) the Non-Purchaser Directors who are executive officers of the corporation or (ii) a Non-Purchaser Director who is willing to continue to serve as a director. After December 31, 1997, if the Non-Purchaser Nominating Committee is unable to agree on any nominee for any one or more of the board seats governed by this Section 15(c), then the Board of Directors shall have and exercise the power to nominate the nominees for such board seats; PROVIDED, that any person nominated for election as a director by the Board of Directors pursuant to this sentence must be an Unaffiliated Person. In the event that the Board of Directors solicits proxies from the stockholders of the corporation for the election of any directors at any meeting of stockholders or for any written consent of stockholders referred to in the first sentence of this Section 15(c), then the Board of Directors shall solicit proxies for the election at such meeting or by such written consent of the persons nominated pursuant to this Section 15(c) and the officers of the corporation nominated pursuant

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to Section 15(e) of this Article III. The Non-Purchaser Nominating Committee shall at all times act in conformity with section 15(b) of this Article III.

                  (D) From the Closing until the Termination Date, the Non-Purchaser Nominating Committee shall exclusively have and exercise all power and authority of the Board of Directors in respect of filling (i) any vacancy occurring in a directorship which was held by Non-Purchaser Director who was not an executive officer of the Company or (ii) any newly created directorship that results from increasing the size of the Board of Directors to the extent such newly created directorship is not required to be filled pursuant to Section 14(c) of this Article III; PROVIDED, HOWEVER, that if there are no Non-Purchaser Directors then in office to exercise such power to fill any such vacancy or newly created directorship, then the Board of Directors shall have and exercise such power to fill any and all such vacancies or newly created directorships then existing; and PROVIDED, FURTHER, that any directors elected pursuant to the immediately preceding proviso of this Section 15(d) must be Unaffiliated Persons. The Non-Purchaser Nominating Committee shall at all times act in conformity with Section 15(b) of this Article III.

                  (E) Subject to the requirements of Section 15(b) of this
Article III, from the Closing until the Termination Date, (i) any nomination by the Board of Directors of a nominee for election by the stockholders of the corporation as a director to succeed a Non-Purchaser Director who is an executive officer of the corporation must be made by the Board of Directors and
(ii) any vacancy occurring in a directorship which, immediately prior to occurrence of such vacancy, was held by a Non-Purchaser Director who was at the time an executive officer of the corporation may only be filled by the Board of Directors, and such vacancy may not be filled by action of the stockholders of the corporation."

                                   ARTICLE IV

OFFICERS

            Section 1. The officers of this corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, and a Treasurer. The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

            Section 2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

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            Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

            Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

            Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

CHAIRMAN OF THE BOARD

            Section 6. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article IV.

PRESIDENT

            Section 7. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

VICE PRESIDENTS

            Section 8. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

SECRETARY AND ASSISTANT SECRETARY

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            Section 9. The Secretary shall attend all sessions of the Board of
Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-Laws. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

            Section 10. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

TREASURER AND ASSISTANT TREASURER

            Section 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

            Section 12. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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                                    ARTICLE V

CERTIFICATES OF STOCK

            Section 1. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

            Section 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

            Section 3. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

LOST, STOLEN OR DESTROYED CERTIFICATES

            Section 4. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

            Section 5. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of

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succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

            Section 6. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

            Section 7. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                   ARTICLE VI

                               GENERAL PROVISIONS

DIVIDENDS

            Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

            Section 2. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

CHECKS

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            Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

FISCAL YEAR

            Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL

            Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

NOTICES

            Section 6. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

            Section 7. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent.

ANNUAL STATEMENT

            Section 8. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                   ARTICLE VII

AMENDMENTS

            Section 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or

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adoption of new By-Laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal By-Laws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-Laws.

            Section 2. From the Closing until the Termination Date, the provisions of (i) Section 10 in Article II of these By-Laws, (ii) the third sentence of Section 1 in Article III of these By-Laws, (iii) Sections 14 and 15 in Article III of these By-Laws and (iv) Section 2 in Article IV of these By-Laws may not be repealed or amended without the affirmative vote of holders of shares of common stock representing at least 662/3% of the outstanding shares of common stock of the corporation.